Quantum Reports Fiscal First Quarter 2027 Financial Results
Delivers first profitable quarter since fiscal 2023
CENTENNIAL, Colo. — Aug. 10, 2026 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), today announced financial results for its fiscal first quarter of 2027 ended June 30, 2026.

Fiscal First Quarter 2027 Financial Summary
•Revenue was $80.8 million, exceeding the guidance range of $75.0 million, plus or minus $2.0 million
•GAAP operating expenses were $26.7 million; non-GAAP adjusted operating expenses were $25.1 million, reflecting a year-over-year reduction of approximately $4.9 million
•GAAP net loss was $155.3 million, or ($7.06) per share primarily due to one-time charges related to successful efforts to restructure its balance sheet and eliminate all debt
•Non-GAAP adjusted net income was $4.0 million, or $0.18 per share
•Non-GAAP adjusted EBITDA was $8.0 million

“Quantum delivered another strong quarter with revenue of approximately $81 million, above the high-end of our guidance, along with better-than-expected gross margin and EBITDA results. In addition, we delivered our first non-GAAP profitable quarter since 2023,” commented Hugues Meyrath, CEO of Quantum. “Our backlog also increased to record levels, reflecting continued robust demand for our tiered storage solutions as organizations confront explosive data growth, cost pressures and increasing power constraints. With our ActiveScale object storage and modern tape architecture, we are helping customers optimize existing environments with the right data in the right place at the right cost - solving real business problems that are critical in the AI era.

“Although supply constraints continue to limit our ability to fully meet demand, our growing revenue and backlog is clear evidence of order strength. We have secured several multimillion-dollar deals in both APAC and the Americas, underscoring renewed momentum for our solutions globally. With the Company’s debt eliminated and a strong cash position, we are operating from a position of financial strength and remain focused on procuring additional supply in support of our sales momentum and delivering sustainable growth and profitability.”

Fiscal First Quarter 2027 vs. Prior Year Fiscal Quarter
Revenue for the fiscal first quarter of 2027 was $80.8 million, compared to $64.3 million in the prior year first quarter, an increase of 26%. GAAP gross profit in the fiscal first quarter of 2027 was $31.7 million, or 39.3% of revenue, compared to $22.7 million, or 35.3% of revenue, in the fiscal first quarter of 2026.

Total GAAP operating expenses in the fiscal first quarter of 2027 were $26.7 million, or 33.0% of revenue, compared to $35.3 million, or 54.9% of revenue, in the prior year. Total operating expenses on a non-GAAP basis for the fiscal first quarter of 2027 were $25.1 million, compared to $30.0 million in the fiscal first quarter of 2026.

GAAP net loss in the fiscal first quarter of 2027 was $155.3 million, or ($7.06) per share, compared to a net loss of $17.2 million, or ($1.87) per share, in the fiscal first quarter of 2026. The first quarter net loss includes one-time items related to the extinguishment of the Company’s debt and convertible notes. These include charges of $129.7 million related to the fair value of our convertible notes, $16.3 million related to our outstanding warrants, and $11.7 million of loss on debt extinguishment.

Excluding these debt-related items and $0.8 million of other nonrecurring costs as well as stock-based compensation, non-GAAP adjusted net income in the fiscal first quarter of 2027 was $4.0 million, or $0.18 per diluted share, compared to adjusted net loss of $14.5 million, or ($1.58) per share, in the prior year first quarter.

Non-GAAP adjusted EBITDA in the fiscal first quarter of 2027 was a positive $8.0 million, compared to negative $6.5 million in the fiscal first quarter of 2026.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of June 30, 2026)
•Cash, cash equivalents and restricted cash were $54.6 million, compared to $37.5 million as of June 30, 2025.
•Total interest expense for the quarter was $2.1 million, compared to $6.5 million for the same period a year ago.
•Total outstanding debt is zero, as a result of the successful completion of the Company's debt elimination transactions, compared to $104.3 million as of June 30, 2025.

Business Outlook
Fiscal second quarter 2027 guidance is as follows:
•Revenue of $82.0 million, plus or minus $2 million
•Non-GAAP adjusted operating expenses of $27 million, plus or minus $1 million
•Non-GAAP adjusted basic net income per share of $0.12, plus or minus $0.10
•Non-GAAP adjusted EBITDA of $6 million, plus or minus $1 million

This assumes an effective annual tax rate of 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 39.4 million in the fiscal second quarter of 2027.

Conference Call and Webcast
Management will host a live conference call today at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 1-866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13762011. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at www.investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available for 7 days. To access the replay dial 1-877-660-6853 and enter the conference ID 13762011 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset - their data. For more information visit www.quantum.com.

Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the second fiscal quarter of 2027; expectations regarding supply constraints and the impact thereof; expectations regarding our pipeline and backlog; expectations regarding market demand for our products and integrated platform solutions; and our focus, goals, momentum, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the timing, execution and realization of anticipated benefits from our cost reduction and restructuring initiatives; the effective distribution of our products and delivery of our services; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the outcome of any legal proceedings, claims and disputes; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on June 25, 2026, and any subsequent reports filed with the SEC. In addition, backlog is not necessarily indicative of future revenue or operating results as orders included in backlog may be delayed, modified, reduced or canceled and the timing of shipment, acceptance, installation or revenue recognition may differ from our current expectations. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:                             Media Contact:
Shelton Group                                     Matter Communications
Leanne K. Sievers | Brett L. Perry                         Sara Beth Fahey

E: sheltonir@sheltongroup.com                            E: quantum@matternow.com
                                        P: 401-351-9507

QUANTUM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	54,449	15,572
Restricted cash	141	662
Accounts receivable, net of allowance for credit losses of $3,778 and $3,234, respectively	66,659	69,650
Inventories	15,195	16,103
Prepaid expenses	4,717	2,431
Other current assets	7,557	8,068
Total current assets	148,720	112,486

Property and equipment, net	9,054	9,284
Goodwill	12,969	12,969
Right-of-use assets, net	7,275	7,416
Other long-term assets	13,879	14,737
Total assets	$191,897	$156,892
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,663	$29,342
Accrued compensation	10,120	12,428
Deferred revenue, current portion	76,158	75,654
Term debt	—	54,811
Warrant liabilities	31,690	14,105
Other current liabilities	15,327	19,457
Total current liabilities	159,959	205,797
Deferred revenue, net of current portion	38,980	39,030
Convertible note	—	90,034
Operating lease liabilities	7,979	8,172
Other long-term liabilities	12,805	12,716
Total liabilities	219,722	355,749

Stockholders’ deficit
Preferred stock:
Preferred stock, 20,000 shares authorized; no shares issued as of June 30, 2026 and March 31, 2026, respectively	—	—
Common stock:
Common stock, $0.01 par value; 225,000 shares authorized; 39,375 and 14,638 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively	393	146
Additional paid-in capital	1,171,684	853,974
Accumulated deficit	(1,198,810)	(1,043,517)
Accumulated other comprehensive loss	(1,092)	(9,460)
Total stockholders' deficit	(27,825)	(198,857)
Total liabilities and stockholders' deficit	$191,897	$156,892

QUANTUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2026	2025
Revenue
Product	$53,871	$37,535
Service and subscription	24,668	24,943
Royalty	2,264	1,808
Total revenue	80,803	64,286
Cost of revenue
Product	39,723	30,745
Service and subscription	9,360	10,829
Total cost of revenue	49,083	41,574
Gross profit	31,720	22,712
Operating expenses
Sales and marketing	11,027	12,655
General and administrative	9,609	13,569
Research and development	6,023	6,661
Restructuring charges	23	2,423
Total operating expenses	26,682	35,308
Income (loss) from operations	5,038	(12,596)
Other income (expense), net	211	(430)
Interest expense	(2,097)	(6,516)
Change in fair value of warrant liability	(16,305)	—
Change in fair value of convertible note	(129,715)	—
Gain (loss) on debt extinguishment, net	(11,716)	2,559
Loss before income taxes	(154,583)	(16,983)
Income tax provision	710	223
Net loss	$(155,293)	$(17,206)

Net loss per share - basic and diluted	$(7.06)	$(1.87)
Weighted average shares - basic and diluted	21,988	9,187

Net loss	$(155,293)	$(17,206)
Reclassification of loss on Convertible Note to loss on debt extinguishment	8,444	—
Foreign currency translation adjustments, net	(76)	722
Total comprehensive loss	$(146,925)	$(16,484)

QUANTUM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(155,293)	$(17,206)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,170	1,032
Amortization of debt issuance costs	530	2,075
Non-cash lease expense	260	343
Paid-in-kind interest	924	1,758
Provision for manufacturing and service inventories	163	2,701
Stock-based compensation	748	(529)
Warrants issued in connection with debt amendments	1,280	—
Change in fair value of warrant liabilities	16,305	—
Change in fair value of convertible note	129,715	—
Non-cash loss (gain) on debt extinguishment	8,372	(2,559)
Other non-cash	282	1,201
Changes in assets and liabilities:
Accounts receivable	2,690	4,043
Inventories	745	(297)
Accounts payable	(2,804)	(4,484)
Prepaid expenses	(2,286)	(1,024)
Operating lease liabilities	(236)	(283)
Deferred revenue	454	(7,668)
Accrued restructuring charges	(496)	993
Accrued compensation	(1,811)	1,036
Other assets	895	840
Other liabilities	(660)	1,137
Net cash provided by (used in) operating activities	947	(16,891)
Investing activities
Purchases of property and equipment	(395)	(1,192)
Net cash used in investing activities	(395)	(1,192)
Financing activities
Repayment of long-term debt, net	(56,830)	—
Repayments of long-term debt on Assignment	—	(909)
Borrowings of credit facility	—	71,625
Repayments of credit facility and payment of amendment fees	—	(98,682)
Proceeds from shares related to the SEPA, net	—	66,993
Proceeds from shares issued related to private placement, net	94,638	—
Net cash provided by financing activities	37,808	39,027
Effect of exchange rate changes on cash and cash equivalents	(4)	—
Net change in cash, cash equivalents, and restricted cash	38,356	20,944
Cash, cash equivalents, and restricted cash at beginning of period	16,234	16,603
Cash, cash equivalents, and restricted cash at end of period	$54,590	$37,547
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$2,987
Cash paid for income taxes, net of refunds	$142	$141
Non-cash investing and financing transactions:
Purchases of property and equipment included in accounts payable	$164	$105
Right-of-use assets obtained in exchange for new lease liabilities	$30	$—
Warrants issued in connection with debt amendments	$1,280	$—
Common stock issued upon conversion of Convertible Note (14,104,620 shares)	$222,571	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:
Cash and cash equivalents	$54,449	$37,404
Restricted cash	141	143
Total cash, cash equivalents and restricted cash at the end of period	$54,590	$37,547

NON-GAAP FINANCIAL MEASURES
To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted operating expenses.

Non-GAAP adjusted operating expenses is a non-GAAP financial measure defined by us as GAAP operating expenses with stock-based compensation expense, restructuring charges, amortization of acquisition related intangible assets and non-recurring project costs removed.

We have provided below a reconciliation of non-GAAP adjusted operating expenses, to the most directly comparable U.S. GAAP financial measure. We believe that the exclusion of the amounts eliminated in this calculation can provide a useful measure for period-to-period comparisons of our core business performance. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider non-GAAP adjusted operating expenses along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

Non-GAAP adjusted EBITDA

	Three Months Ended June 30,
(in thousands)	2026	2025
GAAP net loss	$(155,293)	$(17,206)
Interest expense, net	2,097	6,516
Provision for income taxes	710	223
Depreciation expense	1,170	1,277
Amortization of acquisition-related intangible assets	—	230
Stock-based compensation expense	748	(529)
Restructuring charges	23	2,532
(Gain) loss on debt extinguishment	11,716	(2,559)
Change in fair value of warrant liabilities	16,305	—
Change in fair value of convertible note	129,715	—
Other special projects	780	3,012
Adjusted EBITDA	$7,971	$(6,504)

Non-GAAP adjusted net loss and net income (loss) per share

	Three Months Ended June 30,
(in thousands)	2026	2025
GAAP net loss	$(155,293)	$(17,206)
Amortization of acquisition-related intangible assets	—	230
Stock-based compensation expense	748	(529)
Restructuring charges	23	2,532
(Gain) loss on debt extinguishment	11,716	(2,559)
Change in fair value of warrant liabilities	16,305	—
Change in fair value of convertible note	129,715	—
Other special projects	780	3,012
Non-GAAP adjusted net income (loss)	$3,994	$(14,520)

Non-GAAP adjusted net income (loss) per share – basic and diluted	$0.18	$(1.58)
Weighted average shares – basic and diluted	21,988	9,187

Non-GAAP operating expenses

	Three Months Ended June 30,
(in thousands)	2026	2025
GAAP operating expenses	$26,682	$35,308
Less:
Amortization of acquisition-related intangible assets	—	230
Stock-based compensation expense	740	(508)
Restructuring charges	23	2,532
Other special projects	780	3,012
Non-GAAP operating expenses	$25,139	$30,042